EXHIBIT 1.1
                               2,100,000 Shares

                        MIDCOAST ENERGY RESOURCES, INC.

                                 Common Stock

                          (par value $.01 per share)

                            UNDERWRITING AGREEMENT

                                                                  July ___, 1997

Oppenheimer & Co., Inc.
A. G. Edwards & Sons, Inc.
Coleman and Company Securities, Inc.
c/o Oppenheimer & Co., Inc.
Oppenheimer Tower
World Financial Center
New York, New York  10281

On behalf of the
Several Underwriters
named on Schedule I
attached hereto.

Ladies and Gentlemen:

            Midcoast Energy Resources, Inc., a Nevada corporation (the "Company"), and the selling stockholder named on Schedule II attached hereto (the "Selling Stockholder") propose, subject to the terms and conditions stated herein, to issue and sell to you and the other underwriters named on Schedule I to this Agreement (the "Underwriters"), for whom you are acting as Representatives (the "Representatives"), an aggregate of 2,100,000 shares (the "Firm Shares") of the Company's common stock, $0.01 par value (the "Common Stock"). In addition, the Company proposes to grant to the Underwriters an option to purchase up to an additional 315,000 shares (the "Option Shares") of Common Stock from it for the purpose of covering over-allotments in connection with the sale of the Firm Shares. The Firm Shares and the Option Shares are together called the "Shares."

            1. SALE AND PURCHASE OF THE SHARES. On the basis of the representations, warranties and agreements contained in, and subject to the terms and conditions of, this Agreement:
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            (a) FIRM SHARES. The Company and the Selling Stockholder agree to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price of $_____ per share (the "Initial Price"), the number of Firm Shares set forth opposite the name of such Underwriter on Schedule I to this Agreement.

            (b) OPTION SHARES. The Company grants to the several Underwriters an option to purchase, severally and not jointly, at their election up to 315,000 Option Shares at the Initial Price. The number of Option Shares to be purchased by each Underwriter shall be the same percentage (adjusted by the Representatives to eliminate fractions) of the total number of Option Shares to be purchased by the Underwriters as such Underwriter is purchasing of the Firm Shares. Such option may be exercised only to cover over-allotments in the sales of the Firm Shares by the Underwriters. Such option may be exercised in whole or in part at any time on or before 12:00 noon, New York City time, on the business day before the Firm Shares Closing Date (as defined below), and only once thereafter within 30 days after the date of this Agreement, in each case upon written or telegraphic notice, or verbal or telephonic notice confirmed by written or telegraphic notice, by the Representatives to the Company no later than 12:00 noon, New York City time, on the business day before the Firm Shares Closing Date or at least two business days before the Option Shares Closing Date (as defined below), as the case may be, setting forth the number of Option Shares to be purchased and the time and date (if other than the Firm Shares Closing Date) of such purchase.

            2. DELIVERY AND PAYMENT. Delivery by the Company and the Selling Stockholder of the Firm Shares to the Representatives for the respective accounts of the Underwriters, and payment of the purchase price by certified or official bank check or checks or wire transfer payable or by wire transfer of Federal funds in immediately available funds to the Company and the Selling Stockholder, shall take place at the offices of Porter & Hedges, L.L.P., 700 Louisiana, 35th Floor, Houston, Texas 77002, at 10:00 a.m., New York City time,
(a) on the third full business day following the first day the Shares are traded, (b) if this Agreement is executed and delivered after 4:30 p.m. New York City time, on the fourth business day following the date of this Agreement, or
(c) at such other time or date, but not later than the fourth full business day following the Effective Date (as hereinafter defined), as shall be agreed upon by the Company and the Representatives (such time and date of delivery and payment are called the "Firm Shares Closing Date").

            In the event the option with respect to the Option Shares is exercised, delivery by the Company of the Option Shares to the Representatives for the respective accounts of the Underwriters and payment of the purchase price by certified or official bank check or checks or by wire transfer of Federal funds payable in immediately available funds to the Company shall take place at the offices of Porter & Hedges, L.L.P. specified above at the time and on the date (which may be the same date as, but in no event shall be earlier than, the Firm Shares Closing Date) specified in the notice referred to in
Section 1(b) (such time and date of delivery and

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payment are called the "Option Shares Closing Date"). The Firm Shares Closing
Date and the Option Shares Closing Date are called, individually, a "Closing Date" and, together, the "Closing Dates."

            Certificates evidencing the Shares shall be registered in such names and shall be in such denominations as the Representatives shall request at least two full business days before the Firm Shares Closing Date or, in the case of Option Shares, on the day of notice of exercise of the option as described in Section l(b) and shall be made available to the Representatives for checking and packaging, at such place as is designated by the Representatives, on the full business day before the Firm Shares Closing Date (or the Option Shares Closing Date in the case of the Option Shares).

            3. REGISTRATION STATEMENT AND PROSPECTUS; PUBLIC OFFERING. The Company has prepared in conformity with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the published rules and regulations thereunder (the "Rules") adopted by the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (No. 333-27885), including a preliminary prospectus relating to the Shares, and has filed with the Commission the Registration Statement (as hereinafter defined) and such amendments thereof as may have been required to the date of this Agreement. Copies of such Registration Statement (including all amendments thereof) and of the related preliminary prospectus have heretofore been delivered by the Company to you. The Company may also file a related registration statement with the Commission pursuant to Rule 462(b) under the Securities Act for the purpose of registering additional Shares, which registration shall be effective upon filing with the Commission. The term "Registration Statement" means the Registration Statement as amended at the time and on the date it becomes effective (the "Effective Date"), including all exhibits and information, if any, deemed to be part of the Registration Statement pursuant to Rule 424(b), Rule 430A, Rule 434 and Rule 462(b) of the Rules. The term "preliminary prospectus" means any preliminary prospectus (as described in Rule 430 of the Rules) included at any time as a part of the Registration Statement. The term "Prospectus" means the prospectus in the form first used to confirm sales of the Shares (whether such prospectus was included in the Registration Statement at the time of effectiveness or was subsequently filed with the Commission pursuant to Rule 424(b) of the Rules) or the preliminary prospectus forming part of the Registration Statement at the time it was declared effective together with the term sheet permitted under Rule 434(b) and filed with the Commission pursuant to Rule 424(b), as applicable.

            The Company understands that the Underwriters propose to make a public offering of the Shares, as set forth in and pursuant to the Prospectus, as soon after the Effective Date and the date of this Agreement as the Representatives deem advisable. The Company hereby confirms that the Underwriters and dealers have been authorized to distribute or cause to be distributed each preliminary prospectus and are authorized to distribute the Prospectus (as from time to time amended or supplemented if the Company furnishes amendments or supplements thereto to the Underwriters).

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            4. REPRESENTATIONS AND WARRANTIES. (a) REPRESENTATIONS AND
WARRANTIES BY THE COMPANY. The Company represents and warrants to each Underwriter as of the date hereof and as of each Closing Date, and agrees with each Underwriter, as follows:

            (i) COMPLIANCE WITH REGISTRATION REQUIREMENTS. The Registration Statement (including, if applicable, any Rule 462(b) Registration Statement) has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement (including, if applicable, any Rule 462(b) Registration Statement) has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. On the Effective Date the Registration Statement complied, and on the date of the Prospectus, on the date any post-effective amendment to the Registration Statement shall become effective, on the date any supplement or amendment to the Prospectus is filed with the Commission and on each Closing Date, the Registration Statement and the Prospectus (and any amendment thereof or supplement thereto) will comply, in all material respects with the requirements of the Securities Act and the Rules; the Registration Statement and the Prospectus do not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and on the other dates referred to above neither the Registration Statement nor the Prospectus, nor any amendment thereof or supplement thereto, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. When any related preliminary prospectus was first filed with the Commission (whether filed as part of the Registration Statement or any amendment thereto or pursuant to Rule 424(a) of the Rules) and when any amendment thereof or supplement thereto was first filed with the Commission, such preliminary prospectus as amended or supplemented complied in all material respects with the applicable provisions of the Securities Act and the Rules and did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, the Company makes no representation or warranty as to (i) the paragraph with respect to stabilization on the inside front cover page of the Prospectus and (ii) certain statements contained under the caption "Underwriting" in the Prospectus furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein. The Company acknowledges that the statements referred to in the previous sentence constitute the only information furnished in writing by the Representatives on behalf of the several Underwriters specifically for inclusion in the Registration Statement, any preliminary prospectus or the Prospectus.

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            Each preliminary prospectus and the prospectus filed as part of the
      Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Rules. If applicable, each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to the Commission's Electronic Data Gathering, Analysis and Retrieval System ("EDGAR"), except to the extent permitted by Regulation S-T under the Rules.

            (ii) FINANCIAL STATEMENTS. The consolidated financial statements of the Company (including all notes and schedules thereto) included in the Registration Statement and Prospectus present fairly the consolidated financial position, the results of operations and cash flows and the shareholders' equity and the other information purported to be shown therein of the Company at the respective dates and for the respective periods to which they apply; and such consolidated financial statements have been prepared in conformity with generally accepted accounting principles, consistently applied throughout the periods involved, and all adjustments necessary for a fair presentation of the results for such periods have been made, except in the case of the unaudited consolidated financial statements presented, for which (A) normal year-end audit adjustments may not have been made and (B) footnote disclosure necessary for generally accepted accounting purposes may not have been presented. The summary and selected historical consolidated financial data included in the Prospectus present fairly the information shown therein as at the respective dates and for the respective periods specified, and the summary and selected financial data have been presented on a basis consistent with the consolidated financial statements in the Prospectus from which such information has been derived. The unaudited pro forma consolidated financial data included in the Registration Statement and the Prospectus present fairly the information shown therein, comply in all material respects with the requirements of the Securities Act and the Rules with respect to pro forma financial statements, have been properly compiled on the pro forma basis described therein and the assumptions used in preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

            (iii) INDEPENDENT ACCOUNTANTS. Hein + Associates LLP, whose reports are filed with the Commission as a part of the Registration Statement, are and, during the respective periods covered by their reports were, independent public accountants as required by the Securities Act and the Rules.

            (iv) GOOD STANDING OF THE COMPANY. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Nevada. The Company is duly qualified and in good standing as a foreign corporation in each jurisdiction in which the character or location of its assets or properties (owned, leased or licensed) or the nature of its business makes such qualification necessary except

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      where the failure to so qualify would not have a material adverse effect on the condition (financial or other) assets or properties, business or results of operations of the Company and its subsidiaries, taken as a whole, whether or not occurring in the ordinary course of business (a "Material Adverse Effect"). The Company has all requisite corporate power and authority, to own and lease its assets and properties and conduct its businesses as now being conducted and as described in the Registration Statement and the Prospectus. Except as disclosed in the Registration Statement and the Prospectus, the Company does not own, lease or license any asset or property or conduct any business outside the United States of America.

            (v) GOOD STANDING OF SUBSIDIARIES. The Company does not own, directly or indirectly, any capital stock of any corporation, any interest in any partnership or limited liability company or any other equity interest or participation in any other person, other than as described in the Prospectus and in Exhibit 21.1 to the Registration Statement (each of which, except for the Arcadia/Midcoast Pipeline Company of New York L.L.C., Pan Grande Pipeline, L.L.C. and Starr County Gathering System, A Joint Venture, a "Subsidiary"). Each Subsidiary has been duly chartered and organized and is existing in good standing under the laws of its jurisdiction of incorporation or organization, as the case may be, and has full corporate power and authority to own or lease its property and conduct its business as now being conducted and as proposed to be conducted as described in the Registration Statement and the Prospectus (and, if the Prospectus is not in existence, the most recent Preliminary Prospectus), except where the failure to so qualify would not have a Material Adverse Effect. All of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, except as otherwise disclosed in the Registration Statement, is owned by the Company, directly or indirectly, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. None of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive rights of any security holder of such Subsidiary.

            (vi) AUTHORIZATION OF AGREEMENT. The Company has all requisite corporate power and authority to enter into, deliver and perform this Agreement and to issue and sell the Shares, and this Agreement has been duly executed and delivered by the Company.

            (vii) INTANGIBLES. The Company and each Subsidiary owns or possesses adequate and enforceable rights to use all intellectual property, including all U.S. and foreign patents, patent applications, licenses, trademarks, trademark applications, trade names, service marks, copyrights, copyright applications, licenses, inventions, trade secrets, know-how and other similar rights and proprietary knowledge (collectively, "Intangibles") necessary for the conduct of its business as described in the Registration Statement and the Prospectus. The Company has not received any notice of, or to the best of its knowledge is not aware of, any infringement of or conflict with asserted rights of others with respect to any Intangibles which, singly or in the aggregate, if the subject of an unfavorable

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      decision, ruling or finding, would individually or in the aggregate have a
      Material Adverse Effect. All such patents, licenses (and the patents underlying those licenses as applicable), trademarks, service marks, trade names and copyrights are (i) valid and enforceable and (ii) to the best knowledge of the Company, not being infringed by any third parties.

            (viii)TITLE TO PROPERTY. The Company and each Subsidiary has good and marketable title to each of the items of personal property which are reflected in the financial statements referred to in Section 4(c) or are referred to in the Registration Statement and the Prospectus as being owned by it and valid and enforceable leasehold interests in each of the items of real and personal property which are referred to in the Registration Statement and the Prospectus as being leased by it, in each case free and clear of all liens, mortgages, pledges, encumbrances, claims, charges, security interests and defects, other than (A) those described in the Registration Statement and the Prospectus and (B) those which do not and will not, singly or in the aggregate, materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company or any Subsidiary. The Company has no knowledge of any challenge to the underlying fee title of any lease, easement, right-of-way or license held by the Company or any Subsidiary or to the title of the Company or any Subsidiary to any lease, easement, right-of-way or permit that would have a Material Adverse Effect and to the Company's knowledge it and all of its Subsidiaries have satisfactory title to all of their material leases, easements, rights-of-way and licenses.

            (ix) ABSENCE OF PROCEEDINGS. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending or, to the knowledge of the Company, threatened against or affecting the Company or any subsidiary, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of this Agreement or the performance by the Company of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

            (x) POSSESSION OF LICENSES AND PERMITS. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate Federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except for such Governmental Licenses which the failure by the Company to possess would not, singly or in the aggregate, have a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental

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      Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, have a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

            (xi) NO MATERIAL ADVERSE CHANGE IN BUSINESS. Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (i) there has been no material adverse change in the assets or properties, business, results of operations, earnings, business affairs, business prospects or condition (financial or otherwise), of the Company and the subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business; (ii) the Company has not sustained any material loss or interference with its assets, businesses or properties (whether owned or leased) from fire, explosion, earthquake, flood or other calamity, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree; and (iii) and since the date of the latest balance sheet included in the Registration Statement and the Prospectus, except as reflected therein, the Company has not (a) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money, except such liabilities or obligations incurred in the ordinary course of business,
      (b) entered into any transaction not in the ordinary course of business or
      (c) declared or paid any dividend or made any distribution on any shares of any class of its capital stock or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or otherwise acquire any shares of any class of its capital stock.

            (xii) ACCURACY OF EXHIBITS. There is no document or contract of a character required to be described in the Registration Statement or Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required. Each agreement described in the Registration Statement and the Prospectus or listed in the Exhibits to the Registration Statement is in full force and effect and is valid and enforceable by and against the Company in accordance with its terms except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), assuming the due authorization, execution and delivery thereof by each of the other parties thereto.

            (xiii)ABSENCE OF DEFAULTS AND CONFLICTS. Neither the Company and the subsidiaries nor, to the Company's knowledge, any other party is in default in the

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      observance or performance of any term or obligation to be performed by it under any agreement applicable to (xii) above, and no event has occurred which with the notice or lapse of time or both would constitute such a default, in any such case which default or event would have a Material Adverse Effect. No default exists, and no event has occurred which with notice or lapse of time or both would constitute a default, in the due performance and observation of any term, covenant, or condition, by the Company or any subsidiary of any other agreement or instrument to which the Company or a subsidiary is a party or by which it or its properties or business may be bound or affected which default or event would have a Material Adverse Effect.

            (xiv) CAPITALIZATION. The authorized, issued and outstanding capital stock of the Company is as set forth under the caption "Capitalization" in the Prospectus. All of the issued and outstanding shares of Common Stock, including the Shares to be purchased by the Underwriters from the Selling Stockholder, have been duly authorized and validly issued and are fully paid and non-assessable, and none of the outstanding shares of capital stock of the Company, including the Shares to be purchased by the Underwriters from the Selling Stockholder, was issued in violation of any preemptive or other similar rights of any securityholder of the Company arising by operation of law, under the charter or bylaws of the Company or under any agreement to which the Company or any of its subsidiaries is a party or by which it is bound. The Shares, when issued and sold pursuant to this Agreement, will be duly authorized and validly issued, fully paid and non-assessable and none of them will be issued in violation of any preemptive or other similar rights of any securityholder of the Company arising by operation of law, under the charter or bylaws of the Company or under any agreement to which the Company or any of its subsidiaries is a party or by which it is bound. Except as disclosed in the Registration Statement and the Prospectus, there is no outstanding option, warrant or other right calling for the issuance of, and there is no commitment, plan or arrangement to issue or sell, any share of Common Stock or other securities of the Company or any security convertible into, or exercisable or exchangeable for, Common Stock or other securities of the Company. The Common Stock and the Shares conform in all material respects to all statements in relation thereto contained in the Registration Statement and the Prospectus.

            (xv) AUTHORIZATION AND DESCRIPTION OF SHARES; LOCK-UP. No holder of any security of the Company has the right to have any security owned by such holder included in the Registration Statement or to demand registration of any security owned by such holder during the period ending 180 days after the date of this Agreement. Each stockholder, director and executive officer of the Company set forth on Schedule III hereto has delivered to the Representatives his enforceable written agreement that he will not, directly or indirectly, offer, sell, contract to sell, make a short sale, pledge or otherwise dispose of, or exercise any registration rights with respect to, any shares of Common Stock (or any securities convertible into or exchangeable or exercisable for any other rights to purchase or acquire shares of Common Stock) owned by him, other than for sales of Common Stock to the Underwriters pursuant to this Agreement, for a period of 180

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      days after the date of this Agreement, without the prior written consent of Oppenheimer. In addition, the Company hereby agrees that it will not consent to the sale, distribution, pledge or other disposition or encumbrance of, or exercise any registration right with respect to, any shares of Common Stock subject to the above-referenced lock-ups, without the prior written consent of Oppenheimer.

            (xvi) ENFORCEABILITY. All necessary corporate action has been duly and validly taken by the Company to authorize the execution, delivery and performance of this Agreement and the issuance and sale of the Shares by the Company. This Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes and will constitute legal, valid and binding obligations of the Company enforceable against the Company in accordance with their respective terms, except (A) as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles (regardless of whether enforcement is considered in a proceeding in equity or at law), and (B) to the extent that rights to indemnity or contribution under this Agreement may be limited by Federal and state securities laws or the public policy underlying such laws.

            (xvii)ABSENCE OF LABOR DISPUTES. No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary's principal suppliers, manufacturers, customers or contractors, which, in either case, might reasonably be expected to result in a Material Adverse Effect.

            (xviii) TAXES. Each of the Company and the subsidiaries has filed all Federal, state and local income, franchise and other tax returns which have been required to be filed and has paid all taxes shown as due thereon. All such returns, as amended if applicable, are complete, accurate and correct in all material respects. Neither the Company nor any of the subsidiaries has any knowledge of any tax deficiency which might be asserted against it which would have a Material Adverse Effect. The provisions and reserves on the books of the Company in respect of Federal, state, local and other taxes for any taxable period as to which the Company's liability for taxes has not been finally determined are, in the opinion of the Company, adequate.

            (xix) RELATED PARTY TRANSACTIONS. No transaction has occurred between or among the Company and any of its officers or directors or any affiliate or affiliates of any such officer or director that is required to be described in and is not described in the Registration Statement and the Prospectus.

            (xx) ABSENCE OF MANIPULATION. The Company has not taken, nor will it take, directly or indirectly, any action designed to or which might reasonably be expected to

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      cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of any of the Shares.

            (xxi) AMEX LISTING. The Shares have been duly authorized for listing on American Stock Exchange (the "AMEX").

            (xxii)COMPLIANCE WITH CUBA ACT. The Company has complied with, and is and will be in compliance with, the provisions of that certain Florida act relating to disclosure of doing business with Cuba, codified as
      Section 517.075 of the Florida statutes, and the rules and regulations thereunder (collectively, the "Cuba Act") or is exempt therefrom.

            (xxiii) NO FINDERS FEES. No person has acted as a finder in connection with the transactions contemplated herein and the Company will indemnify the several Underwriters with respect to any claim for finder's fees in connection herewith. Except as set forth in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), the Company has no management or financial consulting agreement with anyone. No promoter, officer, director or stockholder of the Company is, directly or indirectly, associated with a member of the National Association of Securities Dealers, Inc. ("NASD").

            (xxiv)INSURANCE COVERAGE. The Company and each Subsidiary is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged. Neither the Company nor any Subsidiary has been refused any insurance coverage sought or applied for, and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

            (xxv) INVESTMENT COMPANY ACT OF 1940. The Company is not subject to registration as an "investment company" under the Investment Company Act of 1940.

      (b) REPRESENTATIONS AND WARRANTIES BY THE SELLING STOCKHOLDER. The Selling Stockholder represents and warrants to each Underwriter as of the date hereof, and as of the Closing Time, and agrees with each Underwriter, as follows:

            (i) ACCURATE DISCLOSURE. The Selling Stockholder has reviewed and is familiar with the Registration Statement and the Prospectus, and, to the knowledge of the Selling Stockholder, the Prospectus does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through Oppenheimer expressly for use in the Registration Statement or Prospectus. The Selling Stockholder is not prompted to sell the Shares to be sold by the Selling Stockholder hereunder by any information concerning the Company or any subsidiary of the Company which is not set forth in the Prospectus.

            (ii) CAPACITY TO ENTER INTO AGREEMENT. The Selling Stockholder has the full right, power and capacity to execute and deliver this Agreement and to sell, assign, transfer and deliver the Shares to be sold by the Selling Stockholder hereunder.

            (iii) GOOD AND VALID TITLE. The Selling Stockholder now has, and will at the Firm Shares Closing Time have, good and valid title to the Shares to be sold by the Selling Stockholder hereunder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind, including, without limitation, any restriction on transfer other than the lock-up arrangements that are in effect as a result of the Company's August 1996 public offering of Common Stock, other than pursuant to this Agreement; and upon delivery of and payment of the purchase price for such Shares as herein contemplated, each of the Underwriters will acquire good and valid title to the Shares purchased by it from the Selling Stockholder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind (other than any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance that may be imposed by, or may arise through or under, the Underwriters) or restriction on transfer, other than those arising under Federal or state securities laws.

            (iv) ABSENCE OF CONFLICTS, DEFAULTS AND VIOLATIONS. The execution and delivery of this Agreement and the sale and delivery of the Shares to be sold by the Selling Stockholder and the consummation of the transactions contemplated herein and compliance by the Selling Stockholder with its obligations hereunder do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Shares to be sold by the Selling Stockholder or any property or assets of the Selling Stockholder pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder may be bound, or to which any of the property or assets of the Selling Stockholder is subject, nor will such action result in any violation of the provisions of any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Selling Stockholder or any of its properties.

            (v) ENFORCEABILITY. This Agreement has been duly executed and delivered by or on behalf of the Selling Stockholder and is the valid and binding agreement of the Selling Stockholder enforceable against the Selling Stockholder in accordance with its terms, except

      (i) the enforceability hereof and thereof may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (ii) the remedy of specific performance and other forms of equitable relief may be subject to certain equitable defenses and to the discretion of the court before which the proceedings may be brought (regardless of whether enforcement is considered in a proceeding in equity or at law), and (iii) rights to indemnity and contribution hereunder may be limited by Federal or state securities laws or the public policy underlying such laws.

            (vi) ABSENCE OF FURTHER REQUIREMENTS. No filing with, or consent, approval, authorization, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the performance by the Selling Stockholder of its obligations hereunder or in connection with the sale and delivery of the Shares hereunder or the consummation of the transactions contemplated by this Agreement, except such as may have previously been made or obtained or as may be required under the Securities Act and the Securities Exchange Act of 1934 as amended (the "Exchange Act") or state securities Blue Sky laws.

            (vii) ABSENCE OF MANIPULATION. The Selling Stockholder has not taken, and will not take, directly or indirectly, any action which is designed to, which has constituted, or which might reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

            (viii)RESTRICTION ON SALE OF SHARES. During a period of 180 days from the date of the Prospectus, the Selling Stockholder will not, without the prior written consent of Oppenheimer, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any share of Common Stock or any securities convertible into ro exercisable or exchangeable for Common Stock or cause any registration statement to be filed under the Securities Act with respect to any of the foregoing or
      (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to the Shares to be sold hereunder.

            (ix) CERTIFICATES SUITABLE FOR TRANSFER. Certificates for all of the shares to be sold by the Selling Stockholder pursuant to this Agreement, in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank with signatures guaranteed, will be delivered to the Underwriters at the Firm Shares Closing Date pursuant to this Agreement.

            (x) NO ASSOCIATION WITH NASD. Neither the Selling Stockholder nor any of this affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or has any other association with (within the meaning of Article I, Section 1(m) of the By-laws of the NASD), any member firm of the NASD.

            (c) OFFICER'S CERTIFICATES. Any certificate signed by any officer of the Company or any subsidiary delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby. Any certificate signed by the Selling Stockholder as such and delivered to the Representatives or to counsel for the Underwriters pursuant to the terms of this Agreement shall be deemed a representation and warranty by the Selling Stockholder to the Underwriters as to the matters covered thereby. Counsel for the Underwriters and counsel for the Company and the Selling Stockholder shall be entitled to rely on any certificate delivered by the Company or the Selling Stockholder for purposes of delivering such counsel's opinion pursuant to Sections 5(h), (i) and (j) hereunder.

            (d) AGREEMENT TO EXECUTE W-9. The Selling Stockholder agrees to deliver to the Representatives, on or prior to the Firm Shares Closing Date a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

            5. CONDITIONS OF THE UNDERWRITERS' OBLIGATIONS. The obligations of the Underwriters under this Agreement are several and not joint. The respective obligations of the Underwriters to purchase the Shares are subject to each of the following terms and conditions:

            (a) The Prospectus shall have been timely filed with the Commission in accordance with Section 6(a) of this Agreement.

            (b) No order preventing or suspending the use of any preliminary prospectus or the Prospectus shall have been or shall be in effect and no order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or threatened by the Commission, and any requests for additional information on the part of the Commission (to be included in the Registration Statement or the Prospectus or otherwise) shall have been complied with to the satisfaction of the Representatives.

            (c) The representations and warranties of the Company and the Selling Stockholder contained in this Agreement and in the certificates delivered pursuant to Section 5(e) shall be true and correct (in the case of representations and warranties that are qualified as to materiality) or true and correct in all material respects (in the case of representations and warranties that are not so qualified) when made and on and as of each Closing Date as if made on such date; and the Company shall have performed all covenants and agreements and satisfied all conditions contained in this Agreement required to be performed or satisfied by it at or prior to such Closing Date.

            (d) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been any changes which would have a Material Adverse Effect, or any development involving a prospective Material Adverse Effect, except in each case as described in or contemplated by the Prospectus (exclusive of any amendment or supplement thereto).

            (e) The Representatives shall have received on each Closing Date a certificate, addressed to the Representatives and dated such Closing Date, of the chief executive or chief operating officer and the chief financial officer or chief accounting officer of the Company to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus and this Agreement and to the effect set forth in subparagraphs (b) through (d) above.

            (f) The Representatives shall have received on the Firm Shares Closing Date a certificate, addressed to the Representatives and dated such Closing Date, of the Selling Stockholder stating that (i) the representations and warranties made by the Selling Stockholder in this Agreement are true and correct in all material respects on the Firm Shares Closing Date, and (ii) the Selling Stockholder has complied with each obligation which is required to be performed on his part at or prior to the Firm Shares Closing Date.

            (g) The Representatives shall have received on the Effective Date, at the time this Agreement is executed and on each Closing Date a signed letter from Hein + Associates LLP addressed to the Representatives and dated, respectively, the Effective Date, the date of this Agreement and each such Closing Date, in form and substance reasonably satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Securities Act and the Rules, that the response to Item 10 of the Registration Statement is correct insofar as it relates to them and stating in effect that:

                  (i) in their opinion the audited financial statements and
            financial statement schedules included in the Registration Statement and the Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the Rules;

                  (ii) on the basis of a reading of the amounts included in the
            Registration Statement and the Prospectus under the headings "Summary Historical Consolidated Financial and Operating Data" and "Selected Historical Consolidated Financial Data," carrying out certain procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter, a reading of the minutes of the meetings of the stockholders and directors of the Company, and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company as to transactions and events subsequent to the date of the latest audited financial statements, except as disclosed in the Registration Statement and the Prospectus, nothing came to their attention which caused them to believe that:

                        (A) the amounts in "Summary Historical Consolidated
                  Financial and Operating Data" and "Selected Historical Consolidated Financial Data," included in the Registration Statement and the Prospectus do not agree with the corresponding amounts in the audited and unaudited financial statements from which such amounts were derived; or

                        (B) with respect to the Company, there were, at a
                  specified date not more than five business days prior to the date of the letter, any increases in the current liabilities and long-term liabilities of the Company or any decreases in net income or in working capital or the shareholders' equity in the Company, as compared with the amounts shown on the Company's audited balance sheet for the fiscal year ended December 31, 1996 and the three months ended March 31, 1997 included in the Registration Statement; and

                  (iii) they have performed certain other procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company) set forth in the Registration Statement and the Prospectus and reasonably specified by the Representatives agrees with the accounting records of the Company.

            References to the Registration Statement and the Prospectus in this paragraph (g) are to such documents as amended and supplemented at the date of the letter.

            (h) The Representatives shall have received on each Closing Date from Porter & Hedges, L.L.P., counsel for the Company, an opinion, addressed to the Representatives and dated such Closing Date, in substantially the same form as set forth on EXHIBIT A hereto.

            (i) The Representatives shall have received on the Firm Shares Closing Date from counsel to the Selling Stockholder an opinion, addressed to the Representatives and dated such Closing Date, in substantially the same form as set forth on EXHIBIT B hereto.

            (j) All proceedings taken in connection with the sale of the Firm Shares and the Option Shares as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and their counsel and the Underwriters shall have received from Andrews & Kurth L.L.P. a favorable opinion, addressed to the Representatives and dated such Closing Date, with respect to the Shares, the Registration Statement and the Prospectus, and such other related matters, as the Representatives may reasonably request, and the Company shall have furnished to Andrews & Kurth L.L.P. such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

            6. COVENANTS OF THE COMPANY. The Company covenants and agrees with each Underwriter as follows:

            (a) COMPLIANCE WITH FEDERAL SECURITIES REGULATIONS AND COMMISSION REQUESTS. The Company shall prepare the Prospectus in a form approved by the Representatives and file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Securities Act. The Company shall promptly advise the Representatives after the Company receives notice thereof (i) when any amendment to the Registration Statement shall have become effective, (ii) of any request by the Commission for any amendment of the Registration Statement or the Prospectus or for any additional information, (iii) of the prevention or suspension of the use of any preliminary prospectus or the Prospectus or of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company shall not file any amendment of the Registration Statement or supplement to the Prospectus unless the Company has furnished the Representatives a copy for its review prior to filing and shall not file any such proposed amendment or supplement to which the Representatives reasonably object. The Company shall use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

            (b) AMENDMENTS AND SUPPLEMENTS. If, at any time when a prospectus relating to the Shares is required to be delivered under the Securities Act and the Rules, any event occurs as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend or supplement the Prospectus to comply with the Securities Act or the Rules, the Company promptly shall prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 6, an amendment or supplement which shall correct such statement or omission or an amendment which shall effect such compliance.

            (c) EARNING STATEMENTS. The Company shall make generally available to its security holders and to the Representatives as soon as practicable, but not later than 45 days after the end of the 12-month period beginning at the end of the fiscal quarter of the Company during which the Effective Date occurs (or 90 days if such 12-month period coincides with the Company's fiscal year), an earning statement (which need not be audited) of the Company, covering such 12-month period, which shall satisfy the provisions of Section 11(a) of the Securities Act or Rule 158 of the Rules.

            (d) COPIES OF REGISTRATION STATEMENT AND PROSPECTUS. The Company shall furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including all exhibits thereto and amendments thereof) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and all amendments thereof and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Securities Act or the Rules, as many copies of any preliminary prospectus and the Prospectus and any amendments thereof and supplements thereto as the Representatives may reasonably request.

            (e) COMPLIANCE WITH STATE SECURITIES REGULATIONS. The Company shall cooperate with the Representatives and their counsel in endeavoring to qualify the Shares for offer and sale under the laws of such jurisdictions as the Representatives may designate and shall maintain such qualifications in effect so long as required for the distribution of the Shares; provided, however, that the Company shall not be required in connection therewith, as a condition thereof, to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction or subject itself to taxation as doing business in any jurisdiction.

            (f) PERIODIC REPORTS. For a period of five years after the date of this Agreement, the Company shall supply to the Representatives, and to each other Underwriter who may so request in writing, copies of such consolidated financial statements and other periodic and special reports as the Company may from time to time distribute generally to the holders of any class of its capital stock and to furnish to the Representatives a copy of each annual or other report it shall be required to file with the Commission.

            (g) COMPANY LOCK-UP. Without the prior written consent of the Representatives, for a period of 180 days after the date of this Agreement, the Company shall not, directly or indirectly, offer, issue, sell or register with the Commission (other than on Form S-4, Form S-8 or on any successor form), or otherwise dispose of, any equity securities of the Company (or any securities convertible into or exercisable or exchangeable for equity securities of the Company), except for (i) the issuance and sale of the Shares by the Company pursuant to the Registration Statement, (ii) the issuance of shares upon the exercise of options granted under the Company's existing stock option plans, (iii) the issuance of options pursuant to the Company's existing stock option plans,

      (iv) the issuance of shares upon the exercise of warrants described in the Prospectus and outstanding as of the date hereof and (v) the issuance of unregistered shares in connection with the Company's acquisition of a business; provided, in the event that during this period, (A) any shares are issued pursuant to the Company's existing stock option plans or (B) any registration is effected on Form S-4, Form S-8 or on any successor form, or in connection with an acquisition of a business, the Company shall obtain the written agreement of such grantee or purchaser or holder of such registered securities that, for a period of 180 days after the date of this Agreement, such person will not, without the prior written consent of the Representatives, offer for sale, sell, distribute, grant any option for the sale of, or otherwise dispose of, directly or indirectly, or exercise any registration rights with respect to, any shares of Common Stock (or any securities convertible into or exercisable or exchangeable for any shares of Common Stock) owned by such person.

            (h) AMEX LISTING. On or before completion of this offering, the Company shall make all filings required under applicable securities laws and by the AMEX.

            (i) PAYMENT AND REIMBURSEMENT OF CERTAIN EXPENSES. The Company agrees to pay, or reimburse if paid by the Representatives, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated pursuant to Section 9 hereof, all costs and expenses incident to the public offering of the Shares and the performance of the obligations of the Company under this Agreement including those relating to: (i) the preparation, printing, filing and distribution of the Registration Statement including all exhibits thereto, each preliminary prospectus, the Prospectus, all amendments and supplements to the Registration Statement and the Prospectus, and the printing, filing and distribution of this Agreement; (ii) the preparation and delivery of certificates for the Shares to the Underwriters; (iii) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of the various jurisdictions referred to in Section 6(e), including the reasonable fees and disbursements of counsel for the Underwriters in connection with such registration and qualification and the preparation, printing, distribution and shipment of preliminary and supplementary Blue Sky memoranda; (iv) the furnishing (including costs of shipping and mailing) to the Representatives and to the Underwriters of copies of each preliminary prospectus, the Prospectus and all amendments or supplements to the Prospectus, and of the several documents required by this Section to be so furnished, as may be reasonably requested for use in connection with the offering and sale of the Shares by the Underwriters or by dealers to whom Shares may be sold; (v) the filing fees of the NASD in connection with its review of the terms of the public offering; (vi) the furnishing (including costs of shipping and mailing) to the Representatives and to the Underwriters of copies of all reports and information required by Section 6(f); (vii) inclusion of the Shares for listing on the AMEX; and (viii) all transfer taxes, if any, with respect to the sale and delivery of the Shares by the Company to the Underwriters. Subject to the provisions of Section 9, the Underwriters agree to pay, whether or not the transactions contemplated hereby are consummated or this Agreement is terminated, all costs and expenses incident to the performance of the obligations of the Underwriters under this Agreement not payable by the Company pursuant to the preceding sentence, including, without limitation, the fees and disbursements of counsel for the Underwriters.

            7.    INDEMNIFICATION.

            (a) INDEMNIFICATION OF UNDERWRITERS BY THE COMPANY. The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages, expenses and liabilities, joint or several (including any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which they, or any of them, may become subject under the Securities Act, the Exchange Act or other Federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages, expenses or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus or any amendment thereof or supplement thereto, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that such indemnity shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) on account of any losses, claims, damages, expenses or liabilities arising from the sale of the Shares to any person by such Underwriter if such untrue statement or omission or alleged untrue statement or omission was made in such preliminary prospectus, the Registration Statement or the Prospectus, or such amendment or supplement, in reliance upon and in conformity with information furnished in writing to the Company by the Representatives on behalf of any Underwriter specifically for use therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

            (b) INDEMNIFICATION OF UNDERWRITERS BY THE SELLING STOCKHOLDER. The Selling Stockholder agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all losses, claims, damages, or liabilities, joint or several (including any reasonable investigation, legal and other expenses incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which the Selling Stockholder may become subject under the Securities Act, the Exchange Act or other Federal or state law or regulation, at common law or otherwise, insofar as such losses, claims, damages, expenses or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus or any amendment thereof or supplement thereto, or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading; provided, however, that such indemnity shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) on account of any losses, claims, damages, expenses or liabilities arising from the sale of the Shares to any person by such Underwriter if such untrue statement or omission or alleged untrue statement or omission was made in such preliminary prospectus, the Registration Statement or the Prospectus, or such amendment or supplement, in reliance upon and in conformity with information furnished in writing to the Company by the Representatives on behalf of any Underwriter specifically for use therein. Notwithstanding the other provisions of this
Section 7, the liability of the Selling Stockholder under this Section 7 shall be limited to the total proceeds (net of underwriting discounts and commissions, but before deducting expenses) received by the Selling Stockholder from the offering of the Shares by the Selling Stockholder under this Agreement.

            (c) INDEMNIFICATION OF THE COMPANY AND THE SELLING STOCKHOLDER. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, the Selling Stockholder, each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, each director of the Company, and each officer of the Company who signs the Registration Statement, to the same extent as the foregoing indemnity from the Company and the Selling Stockholder to each Underwriter, but only insofar as such losses, claims, damages or liabilities arise out of or are based upon any untrue statement or omission or alleged untrue statement or omission which was made in any preliminary prospectus, the Registration Statement or the Prospectus, or any amendment thereof or supplement thereto, contained in the last paragraph of the cover page, in the paragraph relating to stabilization on the inside front cover page of the Prospectus, the fifth paragraph relating to over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids, and the final paragraph relating to Coleman and Company Securities, Inc. contained under the caption "Underwriting" in the Prospectus; provided, however, that the obligation of each Underwriter to indemnify the Company (including any controlling person, director or officer thereof) or the Selling Stockholder, respectively, shall be limited to the net proceeds received by the Company or the Selling Stockholder, as the case may be, from such Underwriter.

            (d) Any party that proposes to assert the right to be indemnified under this Section 7 will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 7, notify each such indemnifying party of the commencement of such action, suit or proceeding, enclosing a copy of all papers served. No indemnification provided for in Section 7(a), (b) or 7(c) shall be available to any party who shall fail to give notice as provided in this Section 7(d) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was prejudiced by the failure to give such notice but the omission to so notify such indemnifying party of any such action, suit or proceeding shall not relieve it from any liability that it may have to any indemnified party for contribution or otherwise than under this Section. In case any such action, suit or proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and the approval by the indemnified party of such counsel, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses, except as provided below and except for the reasonable costs of investigation subsequently incurred by such indemnified party in connection with the defense thereof. The indemnified party shall have the right to employ its counsel in any such action, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the employment of counsel by such indemnified party has been authorized in writing by the indemnifying parties, (ii) the indemnified party shall have reasonably concluded that there may be a conflict of interest between the indemnifying parties and the indemnified party in the conduct of the defense of such action (in which case the indemnifying parties shall not have the right to direct the defense of such action on behalf of the indemnified party) or (iii) the indemnifying parties shall not have employed counsel to assume the defense of such action within a reasonable time after notice of the commencement thereof, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying parties. An indemnifying party shall not be liable for any settlement of any action, suit, proceeding or claim effected without its written consent.

            8. CONTRIBUTION. In order to provide for just and equitable contribution in circumstances in which the indemnifications provided for in Sections 7(a), (b) and (c) are due in accordance with their terms but for any reason is held to be unavailable from the Company or the Selling Stockholder, the Company, the Selling Stockholder, and the Underwriters shall contribute to the aggregate losses, claims, damages and liabilities (including any investigation, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claims asserted, but after deducting any contribution received by the Company or the Selling Stockholder from persons other than the Underwriters, such as persons who control the Company within the meaning of the Securities Act, officers of the Company who signed the Registration Statement and directors of the Company, who may also be liable for contribution) to which the Company, the Selling Stockholder and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriters on the other from the offering of the Shares or, if such allocation is not permitted by applicable law or indemnification is not available as a result of the indemnifying party not having received notice as provided in Section 7 hereof, in such proportion as is appropriate to reflect not only the relative benefits referred to above but also the relative fault of the Company and the Selling Stockholder on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Selling Stockholder and the Underwriters shall be deemed to be in the same proportion as (x) the total proceeds from the offering (net of underwriting discounts but before deducting expenses) received by the Company and the Selling Stockholder, as the case may be, as set forth in the table on the cover page of the Prospectus, bear to (y) the underwriting discounts received by the Underwriters, as set forth in the table on the cover page of the Prospectus. The relative fault of the Company and the Selling Stockholder or the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact related to information supplied by the Company and the Selling Stockholder or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Selling Stockholder and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this Section 8, (i) in no case shall any Underwriter (except as may be provided in the Master Agreement Among Underwriters) be liable or responsible for any amount in excess of the underwriting discount applicable to the Shares purchased by such Underwriter hereunder, and (ii) the Company and/or the Selling Stockholder, as the case may be, shall be liable and responsible for any amount in excess of such underwriting discount applicable to the Shares sold by each hereunder; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each person, if any, who controls the Company within the meaning of the Section 15 of the Securities Act or Section 20 of the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to clauses (i) and
(ii) in the immediately preceding sentence of this Section 8. Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this Section, notify such party or parties from whom contribution may be sought, but the omission so to notify such party or parties from whom contribution may be sought shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this Section. No party shall be liable for contribution with respect to any action, suit, proceeding or claim settled without its written consent. The Underwriters' obligations to contribute pursuant to this Section 8 are several in proportion to their respective underwriting commitments and not joint. The Company's and the Selling Stockholder's obligations to contribute in this Section 8 are several and not joint.

            9. TERMINATION. (a) TERMINATION; GENERAL. This Agreement may be terminated with respect to the Shares to be purchased on a Closing Date by the Representatives by notifying the Company at any time:

            (i) in the absolute discretion of the Representatives at or before any Closing Date: (A) if on or prior to such date, any domestic or international event or act or occurrence has materially disrupted, or in the opinion of the Representatives will in the immediate future materially disrupt, the securities markets; (B) if there has occurred any new outbreak or material escalation of hostilities or other calamity or crisis the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representatives, inadvisable to proceed with the offering; (C) if there shall be such a material adverse change in general financial, political or economic conditions or the effect of international conditions on the financial markets in the United States is such as to make it, in the judgment of the Representatives, inadvisable or impracticable to market the Shares; (D) if trading in the Shares has been suspended by the Commission or trading generally on the New York Stock Exchange, Inc. or on the AMEX has been suspended or limited, or minimum or maximum ranges for prices for securities shall have been fixed, or maximum ranges for prices for securities have been required, by such exchange or by order of the Commission, the NASD, or any other governmental or regulatory authority; or (E) if a banking moratorium has been declared by any state or Federal authority, or

            (ii) at or before any Closing Date, that any of the conditions specified in Section 5 shall not have been fulfilled when and as required by this Agreement.

            (b) TERMINATION LIABILITIES. If this Agreement is terminated pursuant to any of its provisions, the Company and the Selling Stockholder shall not be under any liability to any Underwriter, and no Underwriter shall be under any liability to the Company or the Selling Stockholder, except that (A) if this Agreement is terminated by the Representatives or the Underwriters because of any failure, refusal or inability on the part of the Company or the Selling Stockholder to comply with the terms or to fulfill any of the conditions of this Agreement, the Company will reimburse the Underwriters for all out-of-pocket expenses (including the reasonable fees and disbursements of their counsel) incurred by them in connection with the proposed purchase and sale of the Shares or in contemplation of performing their obligations hereunder and (B) no Underwriter who shall have failed or refused to purchase the Shares agreed to be purchased by it under this Agreement, without some reason sufficient hereunder to justify cancellation or termination of its obligations under this Agreement, shall be relieved of liability to the Company, to the Selling Stockholder or to the other Underwriters for damages occasioned by its failure or refusal.

            10. SUBSTITUTION OF UNDERWRITERS. If one or more of the Underwriters shall fail (other than for a reason sufficient to justify the cancellation or termination of this Agreement under Section 9) to purchase on any Closing Date the Shares agreed to be purchased on such Closing Date by such Underwriter or Underwriters, the Representatives may find one or more substitute underwriters to purchase such Shares or make such other arrangements as the Representatives may deem advisable or one or more of the remaining Underwriters may agree to purchase such Shares in such proportions as may be approved by the Representatives, in each case upon the terms set forth in this Agreement. If no such arrangements have been made by the close of business on the business day following such Closing Date,

            (a) if the number of Shares to be purchased by the defaulting Underwriters on such Closing Date shall not exceed 10% of the Shares that all the Underwriters are obligated to purchase on such Closing Date, then each of the non-defaulting Underwriters shall be obligated to purchase such Shares on the terms herein set forth in proportion to their respective obligations hereunder; provided, that in no event shall the maximum number of Shares that any Underwriter has agreed to purchase pursuant to Section 1 be increased pursuant to this
      Section 10 by more than one-ninth of such number of Shares without the written consent of such Underwriter, or

            (b) if the number of Shares to be purchased by the defaulting Underwriters on such Closing Date shall exceed 10% of the Shares that all the Underwriters are obligated to purchase on such Closing Date, then the Company shall be entitled to an additional business day within which it may, but is not obligated to, find one or more substitute underwriters reasonably satisfactory to the Representatives to purchase such Shares upon the terms set forth in this Agreement.

            In any such case, either the Representatives or the Company shall have the right to postpone the applicable Closing Date for a period of not more than five business days in order that necessary changes and arrangements (including any necessary amendments or supplements to the Registration Statement or Prospectus) may be effected by the Representatives and the Company. If the number of Shares to be purchased on such Closing Date by such defaulting Underwriter or Underwriters shall exceed 10% of the Shares that all the Underwriters are obligated to purchase on such Closing Date, and none of the non-defaulting Underwriters or the Company shall make arrangements pursuant to this Section within the period stated for the purchase of the Shares that the defaulting Underwriters agreed to purchase, this Agreement shall terminate with respect to the Shares to be purchased on such Closing Date without liability on the part of any non-defaulting Underwriter to the Company and without liability on the part of the Company, except in both cases as provided in Sections 6(B), 7, 8 and 9. The provisions of this Section shall not in any way affect the liability of any defaulting Underwriter to the Company or the non-defaulting Underwriters arising out of such default. A substitute underwriter hereunder shall become an Underwriter for all purposes of this Agreement.

            11. DEFAULT BY SELLING STOCKHOLDER. If on the Firm Shares Closing Date the Selling Stockholder fails to sell the Shares which the Selling Stockholder has agreed to sell on such date as set forth on Schedule II hereto, the Company agrees that it will sell or arrange for the sale of that number of shares of Common Stock to the Underwriters which represents the Shares which the Selling Stockholder has failed to so sell, as set forth in Schedule II hereto, or such fewer number of shares of Common Stock as may be requested by the Underwriters.

            12. MISCELLANEOUS. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers or the Selling Stockholder and of the Underwriters set forth in or made pursuant to this Agreement shall remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company, the Selling Stockholder or any of the officers, directors or controlling persons referred to in Sections 7 and 8 hereof, and shall survive delivery of and payment for the Shares. The provisions of Sections 6(i), 7, 8 and 9(b) shall survive the termination or cancellation of this Agreement.

            This Agreement has been and is made for the benefit of the Underwriters, the Company and the Selling Stockholder and their respective successors and assigns, and, to the extent expressed herein, for the benefit of persons controlling any of the Underwriters, or the Company, and directors and officers of the Company, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include any purchaser of Shares from any Underwriter merely because of such purchase.

            All notices and communications hereunder shall be in writing and mailed or delivered or by telephone, telegraph or facsimile if subsequently confirmed in writing, (a) if to the Representatives, c/o Oppenheimer & Co., Inc., Oppenheimer Tower, World Financial Center, New York, New York 10281
Attention: Richard D. White, (b) if to the Company, to its agent for service as such agent's address appears on the cover page of the Registration Statement, and (c) if to the Selling Stockholder, Kenneth B. Holmes, Jr., 710 Buffalo, Suite 800, Corpus Christi, Texas 78401.

            This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws.

            This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

      Please confirm that the foregoing correctly sets forth the agreement among us.

                                    Very truly yours,

                                    MIDCOAST ENERGY RESOURCES, INC.

                                    By:
                                    Name:  Dan C. Tutcher
                                    Title: President

                                    KENNETH B. HOLMES, JR.

                                    By:
                                    Kenneth B. Holmes

Confirmed:

OPPENHEIMER & CO., INC.
A.G. EDWARDS & SONS, INC.
COLEMAN AND COMPANY SECURITIES, INC.

Acting severally on behalf of themselves and as Representatives of the several Underwriters named in Schedule I annexed hereto.

By:  OPPENHEIMER & CO., INC.

By:
Name:
Title:

                                  SCHEDULE I

                                 Underwriters


                                                                   NUMBER OF
                                                                FIRM SHARES TO
       NAME                                                      BE PURCHASED

      Oppenheimer & Co., Inc...................................
      A. G. Edwards & Sons, Inc................................
      Coleman and Company Securities, Inc......................

                                                                     --------

                               Total...........................     2,100,000
                                                                    =========

                                 SCHEDULE II

                             Selling Stockholder

                                                                   NUMBER OF
                                                                FIRM SHARES TO
       NAME                                                          BE SOLD

      Kenneth B. Holmes, Jr....................................       100,000
                                                                      -------

                               Total...........................       100,000
                                                                      =======

                                 SCHEDULE III

                      Persons Delivering Lock-Up Letters

Magic Gas Corp.
Stevens G. Herbst
Dan C. Tutcher
I.J. Berthelot, II
Richard A. Robert
Duane S. Herbst
E.P. Marinos
Richard N. Richards
Bill G. Bray
Mark W. Fuqua

                                   EXHIBIT A

        MATTERS TO BE COVERED IN THE OPINION OF COUNSEL FOR THE COMPANY

                  (i) The Company has been duly incorporated and is validly
            existing as a corporation in good standing under the laws of the State of Nevada. The Company is duly qualified to do business and in good standing as a foreign corporation in each jurisdiction in which the character or location of its assets or properties (owned, leased, licensed or operated) or the nature of its businesses makes such qualification necessary, except where the failure to so qualify would not have a Material Adverse Effect.

                  (ii) Each Subsidiary has been duly incorporated or organized, as the case may be, and is validly existing and in good standing under the laws of the jurisdiction of its formation, and is in good standing as a foreign corporation in each jurisdiction in which the character or location of its assets or properties (owned, leased, licensed or operated) or the nature of its businesses makes such qualification necessary, except where the failure to so qualify would not have a Material Adverse Effect. Except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, to the best of our knowledge, is owned by the Company, directly or indirectly, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any security holder of such Subsidiary.

                  (iii) The Company and each Subsidiary has all requisite
            corporate power and authority to own or lease its assets and properties and conduct its business as now being conducted, in each case as described in the Registration Statement and the Prospectus. The Company has all requisite corporate power and authority to enter into, deliver and perform its obligations under this Agreement and to issue and sell the Shares.

                  (iv) The Company has authorized and issued capital stock as set forth in the Registration Statement and the Prospectus; the certificates evidencing the Shares are in due and proper legal form and have been duly authorized for issuance by the Company. All of the outstanding shares of Common Stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable, and none of the outstanding shares of capital stock of the Company was issued in violation of any preemptive or other similar right of any security holder of the Company.

                  (v) The Shares, when issued and sold pursuant to this
            Agreement, will be duly and validly issued, outstanding, fully paid and nonassessable and none of them will have been issued in violation of any preemptive or other similar right of any security holder of the Company.

                  (vi) To the best of such counsel's knowledge, except as
            disclosed in the Registration Statement and the Prospectus, there is no outstanding option, warrant or other right calling for the issuance of, and no commitment, plan or arrangement to issue, any share of stock of the Company or any security convertible into, exercisable for, or exchangeable for stock of the Company. The Common Stock and the Shares conform in all material respects to the descriptions thereof contained in the Registration Statement and the Prospectus. No person or entity is entitled to have securities registered by the Company under the Registration Statement or otherwise under the Act other than as described in the Prospectus. All prior sales by the Company of the Company's securities have been made in compliance with or under an exemption from registration under the Act and applicable state securities laws and no shareholders of the Company have any rescission rights with respect to Company securities other than those that have been effectively waived or satisfied.

                  (vii) The agreement of the Company's directors and officers stating that for a period of 180 days from the date of this Agreement they will not, without the Representatives' prior written consent, sell, grant any option for the sale of, or otherwise dispose of, directly or indirectly, any shares of Common Stock (or any securities convertible into, exercisable for, or exchangeable for any shares of Common Stock) owned by them has been duly and validly delivered by such persons and constitutes the legal, valid and binding obligation of each such person enforceable against each such person in accordance with its terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

                  (viii)All necessary corporate action has been duly and validly taken by the Company to authorize the execution, delivery and performance of this Agreement and the issuance and sale of the Shares. This Agreement has been duly and validly authorized, executed and delivered by the Company and this Agreement constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with their respective terms except
            (A) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles and (B) to the extent that rights to indemnity or contribution under this Agreement may be limited by Federal or state securities laws or the public policy underlying such laws.

                  (ix) Neither the execution, delivery and performance of this
            Agreement by the Company nor the consummation of any of the transactions contemplated hereby (including, without limitation, the issuance and sale by the Company of the Shares) will give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a default (or any event which with notice or lapse of time, or both, would constitute a default) under, or require consent or waiver under, or result in the execution or imposition of any lien, charge or encumbrance upon any properties or assets of the Company pursuant to the terms of any indenture, mortgage, deed trust, note or other agreement or instrument of which such counsel is aware and to which the Company or any of the Subsidiaries is a party or by which it or any of its properties or businesses is bound, or any franchise, license, permit, judgment, decree, order, statute, rule or regulation of which such counsel is aware, where the consequences of such violation would have a Material Adverse Effect, or violate any provision of the charter or by-laws of the Company.

                  (x) To the best of such counsel's knowledge, no default
            exists, and no event has occurred which with notice or lapse of time, or both, would constitute a default, in the due performance and observance of any term, covenant or condition by the Company or any of the Subsidiaries of any indenture, mortgage, deed of trust, note or any other agreement or instrument to which the Company is a party or by which it or any of its assets or properties or businesses may be bound or affected, where the consequences of such default might reasonably be expected to result in a Material Adverse Effect.

                  (xi) To the best of such counsel's knowledge, neither the
            Company nor any of the Subsidiaries is in violation of any term or provision of its charter or by-laws or any franchise, license, permit, judgment, decree, order, statute, rule or regulation, where the consequences of such violation would have a Material Adverse Effect.

                  (xii) No consent, approval, authorization or order of any
            court or governmental agency or body is required for the performance of this Agreement by the Company or the consummation of the transactions contemplated hereby or thereby, except such as have been obtained under the Securities Act and such as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the several Underwriters.

                  (xii) To the best of such counsel's knowledge, except as
            described in the Prospectus, there is no action, suit, proceeding, inquiry or investigation before or by any court or governmental agency or body, domestic or foreign, now pending or threatened, against or affecting the Company or any Subsidiary which is required to be disclosed in the Registration Statement and the Prospectus, or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in the Agreement or the performance by the Company of its obligations thereunder.

                  (xiv) The statements in the Prospectus under the captions
            "Description of Capital Stock," "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Capital Resources and Liquidity," "Business and Properties," "Shares Eligible for Future Sale," and "Management -- Certain Transactions," insofar as such statements constitute a summary of documents referred to therein, matters of law or legal conclusions, has been reviewed by us, are fair summaries in all material respects and accurately present the information called for with respect to such documents and matters. All contracts and other documents required to be filed as exhibits to, or described in, the Registration Statement have been so filed with the Commission or are fairly described in the Registration Statement, as the case may be.

                  (xv) The Registration Statement, all preliminary prospectuses and the Prospectus and each amendment or supplement thereto (except for the financial statements and schedules and other financial data included therein, as to which such counsel expresses no opinion) comply as to form in all material respects with the requirements of the Securities Act and the Rules.

                  (xvi) The Registration Statement has become effective under the Securities Act, any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b), and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are threatened or pending.

            To the extent deemed advisable by such counsel, they may rely as to matters of fact on certificates of responsible officers of the Company and public officials and on the opinions of other counsel satisfactory to the Representatives as to matters which are governed by laws other than the laws of the State of Nevada, the laws of the State of Texas, the General Corporation Law of the State of Delaware and the Federal laws of the United States; provided that such counsel shall state that in their opinion the Underwriters and they are justified in relying on such other opinions. Copies of such certificates and other opinions shall be furnished to the Representatives and counsel for the Underwriters.

            In addition, such counsel shall state that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the Representatives and representatives of the independent certified public accountants of the

Company, at which conferences the contents of the Registration Statement and the Prospectus and related matters were discussed and, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus (except as specified in the foregoing opinion), on the basis of the foregoing, no facts have come to the attention of such counsel which lead such counsel to believe that the Registration Statement at the time it became effective (except with respect to the financial statements and notes and schedules thereto and other financial data, as to which such counsel need express no belief) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus as amended or supplemented (except with respect to the financial statements and notes schedules thereto and other financial data, as to which such counsel need make no statement) on the date thereof contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                                   EXHIBIT B

  MATTERS TO BE COVERED IN THE OPINION OF COUNSEL FOR THE SELLING STOCKHOLDER

1. The Agreement has been duly executed and delivered by or on behalf of the Selling Stockholder.

2. To such counsel's knowledge the Selling Stockholder has full legal right, power and capacity, and any approval required by law (other than any approved required by the applicable federal or state securities and Blue Sky laws) to sell, assign, transfer and deliver the Shares to be sold by him in the manner provided in the Agreement.

3. Upon delivery to the Underwriters of the certificate representing the Shares, indorsed to the Underwriters or in blank,by the Selling Stockholder and payment for the Shares by the Underwriters, the Underwriters will acquire all of the rights of such Selling Stockholder in the Shares free of any adverse interest (within the meaning of Section 8-303 of the Texas Business and Commerce
Code).